                                                                    Exhibit 2.1


                                                     ===========================
                                                            EXECUTION COPY
                                                     ===========================









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                          AGREEMENT AND PLAN OF MERGER



                           DATED AS OF MARCH 16, 1999

                                      AMONG

                             DIEDRICH COFFEE, INC.,

                              CP ACQUISITION CORP.

                                       AND

                               COFFEE PEOPLE, INC.






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

                                TABLE OF CONTENTS




                                                                                                                Page
                                                                                                                ----
TABLE OF CONTENTS.................................................................................................i

ARTICLE I THE MERGER..............................................................................................1
         SECTION 1.1.  The Merger.................................................................................1
         SECTION 1.2.  Effective Time.............................................................................1
         SECTION 1.3.  Closing of the Merger......................................................................1
         SECTION 1.4.  Effects of the Merger......................................................................2
         SECTION 1.5.  Certificate of Incorporation and Bylaws....................................................2
         SECTION 1.6.  Directors..................................................................................2
         SECTION 1.7.  Officers...................................................................................2
         SECTION 1.8.  Conversion of Shares.......................................................................2
         SECTION 1.9.  Payment for Shares and Exchange of Certificates............................................3
         SECTION 1.10. Stock Options and Stock Purchase Plans.....................................................6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY..............................................................6
         SECTION 2.1.  Organization and Qualification; Subsidiaries...............................................6
         SECTION 2.2.  Capitalization of Company and its Subsidiaries.............................................7
         SECTION 2.3.  Authority Relative to this Agreement; Recommendation.......................................8
         SECTION 2.4.  SEC Reports; Financial Statements..........................................................8
         SECTION 2.5.  Information Supplied.......................................................................9
         SECTION 2.6.  Consents and Approvals; No Violations......................................................9
         SECTION 2.7.  No Default................................................................................10
         SECTION 2.8.  No Undisclosed Liabilities; Absence of Changes............................................10
         SECTION 2.9.  Litigation................................................................................10
         SECTION 2.10. Compliance with Applicable Law............................................................11
         SECTION 2.11. Employee Benefit Plans; Labor Matters.....................................................11
         SECTION 2.12. Environmental Laws and Regulations........................................................13
         SECTION 2.13. Taxes.....................................................................................13
         SECTION 2.14. Intellectual Property; Software...........................................................14
         SECTION 2.15. Franchise and Area Development Agreements.................................................15
         SECTION 2.16. Franchise Law Compliance..................................................................16
         SECTION 2.17. Amendment to Offering Circular............................................................18
         SECTION 2.18. Certain Business Practices................................................................18
         SECTION 2.19. Vote Required.............................................................................18
         SECTION 2.20. Affiliates................................................................................18
         SECTION 2.21. Opinion of Financial Adviser..............................................................18
         SECTION 2.22. Brokers...................................................................................18
         SECTION 2.23. Year 2000.................................................................................18
         SECTION 2.24. Material Contracts........................................................................19
         SECTION 2.25. Real Property.............................................................................19
         SECTION 2.26. Insurance.................................................................................21




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


                                                                                                                Page
                                                                                                                ----
         SECTION 2.27. Transactions With Affiliates..............................................................21

ARTICLE III REPRESENTATIONS AND WARRANTIES  OF PARENT AND NEWCO..................................................21
         SECTION 3.1.  Organization..............................................................................21
         SECTION 3.2.  Capitalization of Parent and its Subsidiaries.............................................22
         SECTION 3.3.  Authority Relative to this Agreement......................................................22
         SECTION 3.4.  SEC Reports; Financial Statements.........................................................23
         SECTION 3.5.  Information Supplied......................................................................23
         SECTION 3.6.  Consents and Approvals; No Violations.....................................................24
         SECTION 3.7.  No Default................................................................................24
         SECTION 3.8.  No Undisclosed Liabilities; Absence of Changes............................................24
         SECTION 3.9.  Litigation................................................................................25
         SECTION 3.10. Compliance with Applicable Law............................................................25
         SECTION 3.11. Employee Benefit Plans; Labor Matters.....................................................26
         SECTION 3.12. Environmental Laws and Regulations........................................................26
         SECTION 3.13. Tax Matters...............................................................................26
         SECTION 3.14. Opinion of Financial Adviser..............................................................26
         SECTION 3.15. Evidence of Financing.....................................................................27
         SECTION 3.16. Brokers...................................................................................27
         SECTION 3.17. No Prior Activities.......................................................................27
         SECTION 3.18. Year 2000.................................................................................27
         SECTION 3.19. Intellectual Property; Software...........................................................27
         SECTION 3.20. Franchise and Area Development Agreements.................................................28
         SECTION 3.21. Franchise Law Compliance..................................................................29
         SECTION 3.22. Certain Business Practices................................................................30
         SECTION 3.23. Vote Required.............................................................................30
         SECTION 3.24. Transactions With Affiliates..............................................................30
         SECTION 3.25. Real Property.............................................................................30
         SECTION 3.26. Insurance.................................................................................30

ARTICLE IV COVENANTS.............................................................................................31
         SECTION 4.1.  Conduct of Business of Company............................................................31
         SECTION 4.2.  Conduct of Business of Parent.............................................................33
         SECTION 4.3.  Preparation of Form S-4 and the Proxy Statement...........................................34
         SECTION 4.4.  Preparation of Form S-1; Public Offering..................................................34
         SECTION 4.5.  Other Potential Acquirers.................................................................34
         SECTION 4.6.  Comfort Letters...........................................................................36
         SECTION 4.7.  Meetings of Stockholders..................................................................36
         SECTION 4.8.  NASDAQ Listing............................................................................37
         SECTION 4.9.  Access to Information; Confidentiality....................................................37
         SECTION 4.10. Additional Agreements; Reasonable Efforts.................................................38
         SECTION 4.11. Public Announcements......................................................................38
         SECTION 4.12. Notification of Certain Matters...........................................................38
         SECTION 4.13. Affiliates................................................................................38
         SECTION 4.14. Lock-Up Letter Agreement..................................................................39



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

         SECTION 4.15. Additions to and Modification of the Company Disclosure Schedule...........................39

ARTICLE V CONDITIONS TO CONSUMMATION OF THE MERGER................................................................39
         SECTION 5.1.  Conditions to Each Party's Obligations to Effect the Merger................................39
         SECTION 5.2.  Conditions to the Obligations of Company...................................................40
         SECTION 5.3.  Conditions to the Obligations of Parent and Newco..........................................41

ARTICLE VI TERMINATION; AMENDMENT; WAIVER.........................................................................42
         SECTION 6.1.  Termination................................................................................42
         SECTION 6.2.  Effect of Termination......................................................................44
         SECTION 6.3.  Fees and Expenses..........................................................................44
         SECTION 6.4.  Amendment..................................................................................44
         SECTION 6.5.  Extension; Waiver..........................................................................45

ARTICLE VII MISCELLANEOUS.........................................................................................45
         SECTION 7.1.  Survival of Representations and Warranties.................................................45
         SECTION 7.2.  Entire Agreement; Assignment...............................................................45
         SECTION 7.3.  Validity...................................................................................45
         SECTION 7.4.  Notices....................................................................................45
         SECTION 7.5.  Governing Law..............................................................................46
         SECTION 7.6.  Descriptive Headings.......................................................................46
         SECTION 7.7.  Parties in Interest........................................................................46
         SECTION 7.8.  Certain Definitions........................................................................46
         SECTION 7.9.  Personal Liability.........................................................................47
         SECTION 7.10. Specific Performance.......................................................................47
         SECTION 7.11. Each Party to Bear Own Expenses............................................................47
         SECTION 7.12. Counterparts...............................................................................47





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


                                TABLE OF EXHIBITS


Exhibit A..............................................Form of Letter Agreement with Company Affiliates
Exhibit B..............................................................Form of Lock-Up Letter Agreement



                                         TABLE OF CONTENTS
                                                TO
                                    COMPANY DISCLOSURE SCHEDULE

Section 2.1................................................................................Subsidiaries
Section 2.2(a)...........................................................................Capitalization
Section 2.2(b)...............................................................Ownership of Company Stock
Section 2.6.......................................................................Consents and Approval
Section 2.7.................................................................................No Defaults
Section 2.8.....................................................................Undisclosed Liabilities
Section 2.9..................................................................................Litigation
Section 2.11(a)..........................................................................Employee Plans
Section 2.11(b).......................................................Employment and Related Agreements
Section 2.11(c)..........................................Employee Benefits Affected by this Transaction
Section 2.11(e)........................................................................Employee Matters
Section 2.12.........................................................................Environmental Laws
Section 2.13......................................................................................Taxes
Section 2.14......................................................................Intellectual Property
Section 2.15(a)....................................................................Franchise Agreements
Section 2.15(c).....................................................Franchisee Defaults and Termination
Section 2.15 (d)....................................................................Franchisee Breaches
Section 2.15(e)...........................................................Franchise Accounts Receivable
Section 2.15(g)...................................................Franchisee Claims of Company Breaches
Section 2.15(h)........................................................Franchisee Claims for Rescission
Section 2.15(j).............................................................Area Development Agreements
Section 2.15(k)................................................................Nonoperating Franchisees
Section 2.15(l).......................................................................Company Subleases
Section 2.16(a)...........................................................State Franchise Registrations
Section 2.16(b)............................................................Violations of Franchise Laws
Section 2.16(c)..............................................Pending Claims of Franchise Law Violations
Section 2.16(d)..............................................Conditions on Company's Sale of Franchises
Section 2.16(f)...............................................Litigation between Franchisee and Company
Section 2.20...............................................Affiliates, Directors and Executive Officers
Section 2.23..................................................................................Year 2000
Section 2.24.........................................................................Material Contracts
Section 2.25..............................................................................Real Property
Section 2.26..................................................................................Insurance
Section 2.27...............................................................Transactions With Affiliates
Section 4.1...............................................................Exceptions to Ordinary Course



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

                             TABLE OF DEFINED TERMS



                                                                          Cross Reference
Term                                                                       in Agreement                        Page
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
affiliate..................................................................Section 7.8(a) .......................49
Agreement..................................................................Preamble ..............................1
business day...............................................................Section 7.8(b)........................49
capital stock .............................................................Section 7.8(c)........................49
Certificate of Merger......................................................Section 1.2............................1
Certificates ..............................................................Section 1.9(b).........................4
Closing Date ..............................................................Section 1.3............................1
Closing ...................................................................Section 1.3............................1
Code ......................................................................Section 2.11(a).......................13
Company Affiliates ........................................................Section 2.20..........................19
Company Board .............................................................Section 2.3(a).........................8
Company Disclosure Schedule ...............................................Section 2.1(a).........................6
Company Financial Adviser .................................................Section 2.21..........................19
Company Intellectual Property Rights ......................................Section 2.14(a).......................15
Company Permits ...........................................................Section 2.10..........................12
Company Plans .............................................................Section 1.10(a)........................6
Company ...................................................................Preamble...............................1
Company SEC Reports .......................................................Section 2.4(a).........................9
Company Securities ........................................................Section 2.2(a).........................7
Company Stock Options and Purchase Rights .................................Section 1.10(a)........................6
Confidential Material .....................................................Section 4.9(c)........................39
DGCL.......................................................................Section 1.1............................1
Effective Time ............................................................Section 1.2............................1
Employee Plans ............................................................Section 2.11(a).......................12
Environmental Claim .......................................................Section 2.12(a).......................14
Environmental Laws ........................................................Section 2.12(a).......................13
ERISA Affiliate ...........................................................Section 2.11(a).......................12
ERISA .....................................................................Section 2.11(a).......................12
Exchange Act ..............................................................Section 2.2(c).........................8
Exchange Agent ............................................................Section 1.9(a).........................3
Fee Real Property .........................................................Section 2.25..........................21
Form S-1 ..................................................................Section 2.5............................9
Form S-4...................................................................Section 2.5............................9
Franchise Agreements ......................................................Section 2.15(a).......................16
Franchise Laws ............................................................Section 2.16(a).......................18
FTC .......................................................................Section 2.16(a).......................18
Governmental Entity .......................................................Section 2.6...........................10
HSR Act ...................................................................Section 2.6...........................10
IRS .......................................................................Section 2.11(a).......................12
knowledge or known ........................................................Section 7.8(d)........................49




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


Leases ....................................................................Section 2.25..........................21
Lien ......................................................................Section 2.2(b).........................8
Material Adverse Effect on Company ........................................Section 2.1(b).........................7
Material Adverse Effect on Parent .........................................Section 3.1(b)........................23
Merger ....................................................................Section 1.1............................1
Net Offering Proceeds .....................................................Section 4.4...........................36
Newco .....................................................................Preamble...............................1
Notice of Superior Proposal ...............................................Section 4.5(b)........................37
OBCA ......................................................................Section 1.1............................1
Offering Circulars ........................................................Section 2.16(g).......................18
Offering Shares ...........................................................Section 1.8(b).........................3
Parent Benefit Plans ......................................................Section 3.11..........................27
Parent Common Stock .......................................................Section 1.8(a)(ii).....................3
Parent Financial Adviser ..................................................Section 3.14..........................28
Parent Franchise Agreements................................................Section 3.20(a).......................30
Parent Intellectual Property Rights .......................................Section 3.19(a).......................29
Parent Offering Circulars .................................................Section 3.21(g).......................31
Parent Permits ............................................................Section 3.10..........................27
Parent ....................................................................Preamble ..............................1
Parent SEC Reports ........................................................Section 3.4(a)........................24
Parent Securities .........................................................Section 3.2(a)........................23
Payment Fund ..............................................................Section 1.9(a).........................3
Per Share Offering Price ..................................................Section 4.4...........................36
Permitted Liens ...........................................................Section 2.25..........................21
person ....................................................................Section 7.8(e)........................49
Proxy Statement ...........................................................Section 2.5............................9
Public Offering ...........................................................Section 4.4...........................36
Real Property .............................................................Section 2.25..........................21
SEC .......................................................................Section 2.4(a).........................9
Second Cup.................................................................Section 2.5...........................10
Securities Act ............................................................Section 2.4(a).........................9
Shares ....................................................................Section 1.8(a).........................2
Sublease ..................................................................Section 2.15(l).......................17
subsidiary or subsidiaries ................................................Section 7.8(f)........................49
Subtenant .................................................................Section 2.15(l).......................17
Superior Proposal .........................................................Section 4.5(c)........................38
Surviving Corporation .....................................................Section 1.1............................1
Tax or Taxes ..............................................................Section 2.13(a)(i)....................14
Tax Return ................................................................Section 2.13(a)(ii)...................14
Third Party Acquisition ...................................................Section 4.5(c)........................37
Third Party ...............................................................Section 4.5(c)........................37

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") dated as of March 16, 1999 is by and among Diedrich Coffee, Inc., a Delaware corporation ("PARENT"), CP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("NEWCO") and Coffee People, Inc., an Oregon corporation ("COMPANY").

         WHEREAS, the Boards of Directors of Parent, Newco and Company have each
(i) determined that the Merger (defined in Section 1.1) is fair and in the best interests of their respective stockholders and (ii) approved the Merger in accordance with this Agreement;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound Parent, Newco and Company hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.1 THE MERGER. At the Effective Time (defined in Section 1.2) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Oregon Business Corporation Act (the "OBCA"), Newco shall be merged with and into Company (the "MERGER"). Following the Merger, Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and the separate corporate existence of Newco shall cease.

         SECTION 1.2 EFFECTIVE TIME. Subject to the terms and conditions set forth in this Agreement, the Certificate of Merger (the "CERTIFICATE OF MERGER") shall be duly executed and acknowledged by Newco and Company and thereafter delivered to the Secretaries of State of the States of Delaware and Oregon for filing pursuant to the DGCL and the OBCA, respectively, on the Closing Date (defined in Section 1.3). The Merger shall become effective at such time as a properly executed and certified copy of the Certificate of Merger is duly filed with the Secretaries of State of the States of Delaware and Oregon in accordance with the DGCL and the OBCA, respectively, or such later time upon which Parent and Company may agree and set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

         SECTION 1.3 CLOSING OF THE MERGER. The closing of the Merger (the "CLOSING") will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which shall be no later than the third (3rd) business day after satisfaction of the latest to occur of the conditions set forth in
Article V, at the offices of Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Irvine, California 92614, unless another time, date or place is agreed to in writing by the parties hereto.

         SECTION 1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL and the OBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of Company and Newco shall vest in the Surviving Corporation and all debts, liabilities and duties of Company and Newco shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.5 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Company in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The bylaws of Company in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 1.6 DIRECTORS. The directors of Newco at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

         SECTION 1.7 OFFICERS. The officers of Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

         SECTION 1.8  CONVERSION OF SHARES.

         (a) At the Effective Time, each share of common stock, no par value per share, of Company (individually a "SHARE" and collectively the "SHARES") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in Company's treasury or by any of Company's subsidiaries and (ii) Shares held by Parent, Newco or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Newco, Company or the holder thereof, be converted into the "MERGER CONSIDERATION" as follows:

              (i) the right to receive an amount in cash equal to the sum of (x) the quotient of ten million seven hundred fifty thousand dollars ($10,750,000) divided by the number of Shares outstanding immediately before the Effective Time plus (y) the quotient of (1) the lesser of the Net Offering Proceeds (as defined in Section 4.4) or $12,250,000, divided by (2) the number of Shares outstanding immediately before the Effective Time; and

              (ii) the right to receive the number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of Parent ("PARENT COMMON STOCK") equal to the sum of (x) the quotient of one million five hundred thousand (1,500,000) divided by the number of Shares outstanding immediately before the Effective Time plus (y) the Offering Shares (defined below).

         Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the

Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

         (b) The "OFFERING SHARES" shall be that number of shares of Parent Common Stock equal to the quotient of (i) the quotient of (x) the difference of twelve million two hundred fifty thousand (12,250,000) minus the Net Offering Proceeds divided by (y) the Per Share Offering Price (defined in Section 4.4), divided by (ii) the number of Shares outstanding immediately before the Effective Time.

         (c) At the Effective Time, each outstanding share of Newco's common stock, par value $0.01 per share, shall be converted into one share of the Surviving Corporation's common stock, no par value per share.

         (d) At the Effective Time, each Share held in the treasury of Company and each Share held by Parent, Newco or any subsidiary of Parent, Newco or Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Newco, Company or the holder thereof, be canceled, retired and cease to exist and no shares of Parent Common Stock shall be delivered with respect thereto.

         SECTION 1.9 PAYMENT FOR SHARES AND EXCHANGE OF CERTIFICATES.

         (a) EXCHANGE AGENT. From time to time following the Effective Time, as required by subsections (b) and (c) below, Parent shall cause to be deposited in trust with ChaseMellon, or such other agent or agents as may be appointed by Parent (the "EXCHANGE AGENT") the aggregate cash portion of the Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to the provisions of Section 1.8 (the "PAYMENT FUND").

         Parent shall cause the Exchange Agent to make the payments provided for in Section 1.8 out of the Payment Fund. The Exchange Agent shall invest undistributed portions of the Payment Fund as Parent directs in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest investment grade rating from both Moody's Investor Services, Inc. and Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1 billion (collectively, "PERMITTED INVESTMENTS"); provided, however, that the maturities of Permitted Investments shall be such as to permit the Exchange Agent to make prompt payment to former holders of Shares entitled thereto as contemplated by the provisions of this Article I. Parent shall cause the Payment Fund to be promptly replenished to the extent of any losses incurred as a result of Permitted Investments. All net earnings of Permitted Investments shall be paid to Parent as and when requested by Parent. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under the provisions of this Article I, Parent shall in any event be liable for payment thereof.

         The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement. If any Merger Consideration deposited with the Exchange Agent for purposes of paying for the Shares pursuant to the provisions of this Article I remains unclaimed following the expiration of one year after the Effective Time, such Merger Consideration (together with accrued interest) shall be delivered to Parent by the Exchange Agent, and thereafter, holders of certificates that immediately prior to the Effective Time represented Shares shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or similar laws) as general creditors thereof.

         (b) EXCHANGE. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") whose shares were converted into the right to receive the Merger Consideration pursuant to the provisions of
Section 1.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment.

         Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a check representing that amount in cash as determined pursuant to the provisions of
Section 1.8 and (ii) a certificate representing that number of whole shares of Parent Common Stock as determined pursuant to the provisions of Section 1.8 and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.9(e), and the Certificate so surrendered shall forthwith be canceled.

         No interest will be paid or accrued on the cash payable under the surrender of the Certificates. If the payment is to be made to a person other than the person in whose name a Certificate surrendered is registered, it shall be a condition of payment that (a) the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and (b) the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 1.9, each Certificate shall represent for all purposes whatsoever only the right to receive the Merger Consideration applicable thereto, without any interest thereon.

         (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate for Shares with respect to the Parent Common Stock represented thereby and no cash payment in lieu of fractional Shares shall be paid to any such holder pursuant to the provisions of Section 1.9(e) until the surrender of such Certificate in accordance with the provisions of this Section 1.9. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in connection therewith, without interest, at the time of such surrender or as promptly thereafter as practicable, the amount of any cash payable in lieu of a fractional Share to which such holder is entitled pursuant to the provisions of Section 1.9(e) and the proportionate amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Common Stock, and at the appropriate payment date, the proportionate amount of dividends or other distributions with a record date after the Effective Time but before such surrender and a payment date after such surrender payable with respect to such whole Parent Common Stock.

         (d) NO FURTHER OWNERSHIP RIGHTS IN SHARES EXCHANGED. All cash paid and Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the provisions of this Article I shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such Shares.

         (e) NO FRACTIONAL SHARES. No certificates or scrip representing fractional Parent Common Stock shall be issued in connection with the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent after the Merger. Notwithstanding any other provision of this Agreement, each record holder of Shares exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Shares delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by the Per Share Offering Price. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

         (f) NO TRANSFERS. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or Parent for any reason, they shall be canceled and exchanged as provided in this Article I, except as otherwise provided by law.

         (g) NO LIABILITY. None of Parent, Newco, Company or the Exchange Agent shall be liable to any person in respect of any Merger Consideration (or dividends or distributions with respect thereto) from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration payable to the holder of such Certificate pursuant to the provisions of this Article I would otherwise escheat to or become the property of any Governmental Entity (defined in Section 2.6)), any such Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

         (h) LOST CERTIFICATE. In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration and cash in lieu of fractional shares, if any, as may be required pursuant to the provisions of this Article I; provided, however, that Parent or its Exchange Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

         SECTION 1.10  STOCK OPTIONS AND STOCK PURCHASE PLANS.

         (a) Company shall waive or accelerate prior to the Effective Time any vesting provisions on all outstanding options or other rights to purchase Shares as set forth in Section 2.11(a) of the Company Disclosure Schedule ("COMPANY STOCK OPTIONS AND PURCHASE RIGHTS" or individually, a "COMPANY STOCK OPTION OR PURCHASE Right") issued pursuant to the provisions of any Company stock or option plan pursuant to which Company Stock Options and Purchase Rights are issued (each of which are set forth in Section 2.11(a) of the Company Disclosure Schedule). All plans or agreements described above pursuant to which any Company Stock Option or Purchase Right has been issued or may be issued are referred to collectively as the "COMPANY PLANS." Company shall take all action necessary to provide for an exercise period after the date hereof with respect to all outstanding Company Stock Options and Purchase Rights and shall terminate prior to the Effective Time any such period during which holders of Company Stock Options and Purchase Rights have the right to exercise their Company Stock Options and Purchase Rights. Thereafter, Company shall take all action necessary to terminate all unexercised Company Stock Options and Purchase Rights as well as all Company Plans prior to the Effective Time.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company hereby represents and warrants to each of Parent and Newco, as follows:

         SECTION 2.1.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         (a) Section 2.1 of the Disclosure Schedule delivered by Company to Parent in accordance with Section 4.15 (the "COMPANY DISCLOSURE SCHEDULE") identifies each subsidiary of Company as of the date hereof and its respective jurisdiction of incorporation or organization, as the case may be. Each of Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Company has heretofore delivered to Newco or Parent accurate and complete copies of the Charter and bylaws (or similar governing documents), as currently in effect, of Company and its subsidiaries.

         (b) Except as set forth in Section 2.1 of the Company Disclosure Schedule, each of Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Company (as defined below). When used in connection with Company or its subsidiaries, the term "MATERIAL ADVERSE EFFECT ON COMPANY" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of Company and its subsidiaries, taken as whole, or (ii) that materially impairs the ability of Company to consummate the transactions contemplated hereby.

         SECTION 2.2. CAPITALIZATION OF COMPANY AND ITS SUBSIDIARIES.

         (a) The authorized capital stock of Company consists of 50,000,000 Shares, of which, as of March 16, 1999, 10,762,757 Shares were issued and outstanding and 10,000,000 shares of preferred stock, no par value per share, no shares of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of March 16, 1999, 1,002,016 Shares were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options and Purchase Rights issued pursuant to the Company Plans.

         Except as set forth above or in Section 2.2(a) of the Company Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Company, (ii) no securities of Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Company, (iii) no options or other rights to acquire from Company or its subsidiaries, and, except as described in Company SEC Reports (defined in Section 2.4), no obligations of Company or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Company, and (iv) no equity equivalent interests in the ownership or earnings of Company or its subsidiaries or other similar rights (collectively "COMPANY SECURITIES"). As of the date hereof, there are no outstanding obligations of Company or its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in Section 2.2(a) of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Company.

         (b) Except as set forth in Section 2.2(b) of the Company Disclosure Schedule, all of the outstanding capital stock of Company's subsidiaries is owned by Company, directly or indirectly, free and clear of any Lien (defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). Except as set forth in Section 2.2(b) of the Company Disclosure Schedule, there are no securities of Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for, the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in or any other securities of any subsidiary of Company. There are no outstanding contractual obligations of Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Company. For purposes of this Agreement, "LIEN" means, with respect to any asset, any security, mortgage, lien, pledge, charge, security interest, conditional sale agreements, title retention agreements, claims, charges, easements, licenses, rights-of-way, covenants, conditions, restrictions, options, adverse or equitable claims, or encumbrance of any kind in respect of such asset.

         (c) The Shares constitute the only class of equity securities of Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "EXCHANGE Act").

         SECTION 2.3. AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION.

         (a) Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Company (the "COMPANY BOARD") and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the approval and adoption of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by Company and constitutes a valid, legal and binding agreement of Company enforceable against Company in accordance with its terms.

         (b) The Company Board has unanimously resolved to recommend that the stockholders of Company approve and adopt this Agreement and vote in favor of the Merger.

         SECTION 2.4. SEC REPORTS; FINANCIAL STATEMENTS.

         (a) Company has filed all required forms, reports and documents (collectively, "COMPANY SEC Reports") with the Securities and Exchange Commission (the "SEC") since May 19, 1998, and, to Company's knowledge, for the period between January 1, 1997 and May 19, 1998, each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained (or, in the case of such Company SEC Reports for the period between January 1, 1997 and May 19, 1998, to Company's knowledge contained) when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The audited consolidated financial statements of Company included in Company SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

         (b) Company has heretofore made available or promptly will make available to Parent a complete and correct copy of any amendments or modifications that are required to be filed with the SEC, but have not yet been filed with the SEC, to agreements, documents or other instruments that previously had been filed by Company with the SEC pursuant to the Exchange Act.

         SECTION 2.5. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in (a) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "FORM S-4") will, at the time the Form S-4 is filed with the SEC and at the time the Form S-4, as amended or supplemented, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the proxy statement relating to the meetings of Company and Parent stockholders to be held in connection with the Merger (the "PROXY STATEMENT") will, at the date mailed to stockholders of Company and Parent, and at the time of the meeting of stockholders of Company and Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading and (c) the Registration Statement on Form S-1 (the "FORM S-1") to be filed with the SEC by Parent with respect to the Public Offering (as defined in Section 4.4) will, at the time the Form S-1 is filed with the SEC and at the time the Form S-1, as amended or supplemented, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading based upon information furnished by or on behalf of Company and Company's majority stockholder, The Second Cup Ltd., a corporation organized under the laws of Ontario, Canada ("SECOND CUP"). The Proxy Statement, insofar as it relates to the meeting of Company's stockholders to vote on the Merger will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the Form S-4 and the Form S-1 (to the extent that the Form S-1 contains information furnished by or on behalf of Company and Second Cup) will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         SECTION 2.6. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the filing and recordation of the Certificate of Merger as required by the DGCL and the OBCA, no filing with or notice to, and no permit, authorization, consent or approval of, any United States or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (each a "GOVERNMENTAL ENTITY") is necessary for the execution and delivery of this Agreement by Company or the consummation of the transactions contemplated hereby by Company, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Company.

         Neither the execution, delivery and performance of this Agreement by Company, nor the consummation by Company of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provision of the respective Charter or bylaws (or similar governing documents) of Company or its subsidiaries; (b) except as set forth in Section 2.6 of the Company Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound; or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults which would not have a Material Adverse Effect on Company.

         SECTION 2.7. NO DEFAULT. Except as set forth in Section 2.7 of the Company Disclosure Schedule, none of Company or any of its subsidiaries is in breach, default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a breach, default or violation) of any term, condition or provision of (a) its Charter or bylaws (or similar governing documents), (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Company or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults that would not have a Material Adverse Effect on Company.

         SECTION 2.8. NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES. Except as and to the extent publicly disclosed by Company in Company SEC Reports or in
Section 2.8 of the Company Disclosure Schedule, none of Company or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Company (including the notes thereto), other than liabilities incurred in the ordinary course of business since December 12, 1998, none of which, individually or in the aggregate, would have a Material Adverse Effect on Company.

         Except as publicly disclosed by Company in Company SEC Reports or as set forth in Section 2.8 of the Company Disclosure Schedule, since December 12, 1998, (a) Company and its subsidiaries have conducted their respective businesses and operations in the ordinary course of business consistent with past practice, and (b) there has not occurred (i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Company and its subsidiaries; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Company or of any of its subsidiaries, other than dividends paid by wholly-owned subsidiaries; or (iii) any material change by Company or any of its subsidiaries in accounting principles or methods, except insofar as may be required by a change in generally accepted accounting principles.

         SECTION 2.9. LITIGATION. Except as set forth in Section 2.9 of the Company Disclosure Schedule or as publicly disclosed by Company in Company SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Company, threatened against Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by Company in Company SEC Reports, none of Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree that, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

         SECTION 2.10. COMPLIANCE WITH APPLICABLE LAW. Except as publicly disclosed by Company in Company SEC Reports, Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS") except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not have a Material Adverse Effect on Company. Except as publicly disclosed by Company in Company SEC Reports, Company and its subsidiaries are in compliance with the terms of Company Permits, except where the failure to comply would not have a Material Adverse Effect on Company. Except as publicly disclosed by Company in Company SEC Reports, the businesses of Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except (a) that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws (defined in Section 2.12 below) and (b) for violations of any laws, ordinances or regulations that do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on Company Except as publicly disclosed by Company in Company SEC Reports or in Section 2.13 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to Company or its subsidiaries is pending or, to the knowledge of Company, threatened nor, to the knowledge of Company, has any Governmental Entity indicated an intention to conduct the same, other than such investigations or reviews as would not, individually or in the aggregate, have a Material Adverse Effect on Company.

         SECTION 2.11. EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

         (a) Section 2.11(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements written or otherwise maintained or contributed to for the benefit of or relating to any employee of Company, any trade or business (whether or not incorporated) that is a member of a controlled group including Company or that is under common control with Company within the meaning of Section 414 of the Code (an "ERISA AFFILIATE"), as well as each plan with respect to which Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (collectively, the "EMPLOYEE PLANS"), excluding former agreements under which Company has no remaining obligations and any of the foregoing that are required to be maintained by Company under the laws of any foreign jurisdiction. Additionally, Schedule 2.11(a) of the Company Disclosure Schedule lists all Company Stock Options and Purchase Rights issued and outstanding under any Company Plan, including the exercise price, vesting schedule and expiration date of such Company Stock Options and Purchase Rights. Company has made available to Parent a copy of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan where such report is required and (ii) the documents and instruments governing each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA). No event has occurred and, to the knowledge of Company, there currently exists no condition or set of circumstances in connection with which Company or any of its subsidiaries could be subject to, any liability under the terms of any Employee Plans, ERISA, the Internal Revenue Code of 1986, as amended (the "CODE"), or any other applicable law, including, without limitation, any liability under Title IV of ERISA, which would have a Material Adverse Effect on Company.

         (b) Section 2.11(b) of the Company Disclosure Schedule sets forth a list of (i) all employment agreements with officers of Company; (ii) all agreements with consultants who are individuals obligating Company to make any remaining annual cash payments in an amount exceeding $50,000; (iii) all severance agreements, programs and policies of Company with or relating to its employees, except programs and policies required to be maintained by law; and
(iv) all plans, programs, agreements and other arrangements of Company with or relating to its employees that contain change-in-control provisions. Company has made available to Parent copies (or descriptions in detail reasonably satisfactory to Parent) of all such agreements, plans, programs and other arrangements.

         (c) Except as set forth in Section 2.11(c) of the Company Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting in any benefit under any Employee Plan or any agreement or arrangement disclosed under this Section 2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

         (d) No Employee Plan that is a welfare benefit plan, within the meaning of Section 3(1) of ERISA, provides benefits to former employees of Company or its ERISA Affiliates, other than pursuant to Section 4980B of the Code.

         (e) Except as set forth in Section 2.11(e) of the Company Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of Company, threatened between Company or any of its subsidiaries and any of their respective employees that have, or may reasonably be expected to have, a Material Adverse Effect on Company and (ii) neither Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company or its subsidiaries, nor does Company know of any activities or proceedings of any labor union to organize any such employees. Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of Company or any of its subsidiaries.

         SECTION 2.12. ENVIRONMENTAL LAWS AND REGULATIONS.

         (a) Except as publicly disclosed by Company in Company SEC Reports, (i) each of Company and its subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "ENVIRONMENTAL LAWS"), except for non-compliance that would not have a Material Adverse Effect on Company, which compliance includes, but is not limited to, the possession by Company and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and material compliance with the terms and conditions thereof; (ii) none of Company or its subsidiaries has received written notice of or, to the knowledge of Company, is the subject of any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "ENVIRONMENTAL CLAIM") that could reasonably be expected to have a Material Adverse Effect on Company; and (iii) to the knowledge of Company, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

         (b) Except as publicly disclosed by Company in Company SEC Reports and as set forth in Section 2.12 of the Company Disclosure Schedule, there are no Environmental Claims that could reasonably be expected to have a Material Adverse Effect on Company that are pending or, to the knowledge of Company, threatened against Company or its subsidiaries or, to the knowledge of Company, against any person or entity whose liability for any Environmental Claim Company or any of its subsidiaries has or may have retained or assumed, either contractually or by operation of law.

         SECTION 2.13. TAXES.

         (a) For purposes of this Agreement:

              (i) the term "TAX" (including "TAXES") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A), whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

              (ii) the term "TAX RETURN" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

         (b) Except as set forth in Section 2.13 of the Company Disclosure
Schedule: (i) Company and its subsidiaries have accurately prepared and timely filed (except where extensions of time to file have been obtained) all Tax Returns they are required to have filed and (ii) such Tax Returns are accurate and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

         (c) Except as set forth in Section 2.13 of the Company Disclosure Schedule, Company and its subsidiaries have paid or adequately provided for all Taxes (whether or not shown on any Tax Return) they are required to have paid or to pay.

         (d) Except as set forth in Section 2.13 of the Company Disclosure Schedule, no material claim for assessment or collection of Taxes is presently being asserted against Company or its subsidiaries, and neither Company nor any of its subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority, nor does Company have knowledge of any such threatened action, proceeding or investigation.

         (e) Except as set forth in Section 2.13 of the Company Disclosure Schedule, neither Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

         (f) Neither Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change-of-control of Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code.

         SECTION 2.14. INTELLECTUAL PROPERTY; SOFTWARE.

         (a) Except as set forth in Section 2.14 of the Company Disclosure Schedule, each of Company and its subsidiaries owns or possesses adequate licenses or other valid rights to use all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor ("COMPANY INTELLECTUAL PROPERTY RIGHTS"), except where the failure to own or possess valid rights to use Company Intellectual Property Rights would not have a Material Adverse Effect on Company.

         (b) Except as set forth in Section 2.9 of the Company Disclosure Schedule and to the extent that the occurrence of any of the following events would not reasonably be expected to have a Material Adverse Effect on Company:

              (i) the validity of Company Intellectual Property Rights and the title thereto of Company or any subsidiary, as the case may be, is not being questioned in any litigation to which Company or any subsidiary is a party, and

              (ii) the conduct of the business of Company and its subsidiaries as now conducted does not, to the knowledge of Company, infringe any valid patents, trademarks, trade names, service marks, or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any Company Intellectual Property Rights.

         SECTION 2.15. FRANCHISE AREA AND DEVELOPMENT AGREEMENTS.

         (a) Section 2.15(a) of the Company Disclosure Schedule lists all franchise agreements, and all area development agreements (the "FRANCHISE AGREEMENTS") that are currently valid and enforceable, by name of franchisee, date of agreement, expiration date, location of store in the case of the franchise agreements, and exclusive territory or development area, and no other current contracts, agreements or understandings, whether written, or to the knowledge of Company, oral, exist between Company or any affiliate and any third party granting the right, or any option or right of first refusal, to conduct business under the name "Gloria Jeans, Coffee Plantation or Coffee People," or any related marks.

         (b) The Franchise Agreements represent the material terms and provisions of all currently valid and enforceable Franchise Agreements with franchisees, and no written or, to the knowledge of Company, oral modifications of or supplements to those written agreements have been entered into.

         (c) Except as set forth in Section 2.15(c) of the Company Disclosure Schedule, each of the Franchise Agreements is in full force and effect and is enforceable in accordance with its terms and provisions in all material respects, and no notices of default or demands for early termination have been delivered thereunder by or on behalf of Company and no such notices of default or demands for early termination have been received from any of the franchisees.

         (d) Except as set forth in Section 2.15(d) of the Company Disclosure Schedule, there are no breaches by any franchisee of any of the Franchise Agreements, which breaches remain uncured and which breaches, in the aggregate, would result in a Material Adverse Effect on Company.

         (e) Each franchisee is current (no later than 30 days) in his financial obligations to Company and each affiliate, including without limitation payments due for royalties and product purchases, except as set forth in Section 2.15(e) of the Company Disclosure Schedule, which identifies all accounts receivable from franchisees as of December 12, 1998.

         (f) There are no breaches by Company or any affiliate of any of the Franchise Agreements, which breaches remain uncured and which breaches, in the aggregate, would not result in a Material Adverse Effect on Company.

         (g) Except as set forth in Section 2.15(g) of the Company Disclosure Schedule or otherwise disclosed in writing to Parent, there are no unresolved assertions or claims, whether in writing or, to the knowledge of Company, oral, by any franchisee of material breaches of any of the Franchise Agreements by Company or any affiliate which remain uncured.

         (h) Except as set forth in Section 2.15(h) of the Company Disclosure Schedule or otherwise disclosed in writing to Parent and to the extent that, in the aggregate, it would not result in a Material Adverse Effect on Company, there is no basis for any demand by any franchisee for rescission of any Franchise Agreement, no franchisee is entitled to any material credit, set off or reduction in any payment required to be made pursuant to the terms of any Franchise Agreement, or in any other payment(s) owed to Company, no event has occurred which would give any franchisee a material defense to its obligation to pay fees, or to perform its other obligations under its Franchise Agreement, and no franchisee has any material claims, counterclaims or offsets against Company.

         (i) The Merger is not an event requiring the prior consent of or, except to the extent it has been provided, notice to any franchisee, or granting any franchisee the right to terminate any Franchise Agreement.

         (j) Except as set forth in Section 2.15(j) of the Company Disclosure Schedule, there are no contractual limitations or prohibitions upon Company or any affiliate from operating "Gloria Jeans, Coffee Plantation or Coffee People" stores or selling franchises to do so in any geographic area or location except as expressly set forth in the identified Franchise Agreements or in the Leases.

         (k) Except as set forth in Section 2.15(k) of the Company Disclosure Schedule, the franchised stores which are the subject to each of the Franchise Agreements are presently open to the public and operating, except where the failure to be open to the public and operating would not, in the aggregate, result in a Material Adverse Effect on Company.

         (l) Except as set forth in Section 2.15(l) of the Company Disclosure
Schedule:

             Company has sublet each Lease pursuant to a duly executed written sublease ("SUBLEASE") to a franchisee ("SUBTENANT"). Each such Sublease is in full force and effect and, except in the event that, in the aggregate, it would not result in a Material Adverse Effect on Company, Subtenant is currently (i) in possession of the premises which is the subject of such Lease and (ii) other than as set forth in Section 2.15(l) of the Company Disclosure Schedule, operating such premises as a "Gloria Jean's" store. The terms of each Sublease require the Subtenant to comply with all of the terms of the Lease, including without limitation, the full payment of all rental and other amounts due to the landlord under the Lease without any subsidy from Company. Except in the event that, in the aggregate, it would not result in a Material Adverse Effect on Company, (i) no Subtenant is in default under its respective Sublease and Company is not in default under any of the Leases and (ii) with respect to each Sublease, Company has (x) obtained a written consent to such Sublease if the terms of the applicable Lease require that consent to the Sublease be obtained,
(y) given written notice of such Sublease to any person or entity entitled to notice of same pursuant to the applicable Lease and (z) obtained a written waiver of any right of first refusal or similar right with respect to the premises subject to the Sublease which right arises in connection with the Sublease of such premises.

         SECTION 2.16. FRANCHISE LAW COMPLIANCE.

         (a) Section 2.16(a) of the Company Disclosure Schedule sets forth each state in which Company or any affiliate is currently registered, or with whom Company has filed for an exemption from registration, to sell franchises and the effective date and expiration date of each such registration. Neither Company nor any affiliate has voluntarily or involuntarily ceased to be registered to sell franchises in any state where Company or any affiliate currently operates and, Company has no knowledge of any fact or circumstance which would preclude or inhibit Company or any affiliate from filing and receiving approval of an application to offer and sell franchises in any state in which Company or any affiliate is not presently registered to do so.

         (b) Except to the extent disclosed in Section 2.16(b) of the Company Disclosure Schedule or otherwise disclosed in writing to Parent, neither Company nor any affiliate has committed any violation of any law, rule or regulation of the Federal Trade Commission ("FTC") or of any state relating to the offer, sale assignment, renewal, termination of rights of succession, of franchises, business opportunities or seller assisted marketing plans (collectively, the "FRANCHISE LAWS"), except any such violation that would not, in the aggregate, result in a Material Adverse Effect on Company.

         (c) Except as set forth in Section 2.16(c) of the Company Disclosure Schedule or otherwise disclosed in writing to Parent, there is no pending, unresolved written, or to the knowledge of Company, oral claim or assertion by any franchisee of any violation by Company or any affiliate of any of the Franchise Laws, neither Company nor any affiliate has received written, or to the knowledge of Company, oral notice from any governmental authority or private party alleging any such violation, and neither Company nor any affiliate has knowledge of any basis for any such claim of violation.

         (d) Except to the extent disclosed in Section 2.16(d) of the Company Disclosure Schedule, there currently exist no escrow or impound conditions or requirements imposed upon Company's sale of franchises in any jurisdiction.

         (e) There are no pending or currently effective stop orders, administrative proceedings, notices of investigation, injunctions, orders or restitution, rescission notices, or other order orders, actions or decrees by any state or federal agency, or by any state or federal court, whether civil or criminal, against Company or any affiliate.

         (f) Except as disclosed in Section 2.16(f) of the Company Disclosure Schedule or the Offering Circulars (as defined in Section 2.16(g) below), there has been no litigation or arbitration between Company or any affiliate and any franchisee or ex-franchisee since September 1995.

         (g) Company shall deliver to Parent within ten (10) days following the execution hereof, true and accurate copies of all currently effective offering circulars relating to the sale of franchises ("OFFERING CIRCULARS"), and represents and warrants that all Offering Circulars comply with the Franchise Laws of the jurisdiction for which they have been used or are contemplated for use, and the information therein does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not misleading, except where such non-compliance or inaccuracy would not have a Material Adverse Effect on Company.

         SECTION 2.17. AMENDMENT TO OFFERING CIRCULAR. Neither Company nor any affiliate shall offer or sell any franchise unless and until Company's franchise registrations and offering circulars have been amended to include a disclosure, in form reasonably acceptable to Parent, disclosing the pendency of the transaction contemplated hereby, and, in any event, in full compliance with all applicable laws regulating the offer and sale of franchises.

         SECTION 2.18. CERTAIN BUSINESS PRACTICES. None of Company, any of its subsidiaries or any directors, officers, agents or employees of Company or any of its subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) to Company's knowledge, made any other unlawful payment.

         SECTION 2.19. VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of Company's capital stock necessary to approve and adopt this Agreement.

         SECTION 2.20. AFFILIATES. Except for the directors and executive officers of Company, each of whom is listed in Section 2.20 of the Company Disclosure Schedule, there are no persons who, to the knowledge of Company, may be deemed to be affiliates of Company under Rule 145 of the Securities Act ("COMPANY AFFILIATES"). Concurrently with the execution and delivery of this Agreement, Company has delivered to Parent an executed letter agreement substantially in the form of Exhibit A hereto from all Company Affiliates.

         SECTION 2.21. OPINION OF FINANCIAL ADVISER. BLACK & COMPANY ("COMPANY FINANCIAL ADVISER") has delivered to the Company Board its written opinion to the effect that the consideration to be received by the holders of Shares pursuant to the provisions of this Agreement is fair from a financial point of view to such holders, a copy of which has been delivered to Parent.

         SECTION 2.22. BROKERS. No broker, finder or investment banker (other than Company Financial Adviser and BancBoston Robertson Stephens, a true and correct copy of whose engagement agreement has been provided to Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Company.

         SECTION 2.23. YEAR 2000. Except as set forth in Section 2.23 of the Company Disclosure Schedule, all Information Systems and Equipment (defined below) are in all material respects either Year 2000 Compliant (defined below) or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed in all material respects by December 1, 1999 and Company has taken all actions reasonably necessary to the date hereof to enable such completion by December 1, 1999. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to Company and its subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in a Material Adverse Effect on Company.

         "YEAR 2000 COMPLIANT" means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise materially impair the accuracy or functionality of Information Systems and Equipment.

         "INFORMATION SYSTEMS AND EQUIPMENT" means all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by Company or any of its subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, Company's or any of its subsidiaries' conduct of their business.

         SECTION 2.24. MATERIAL CONTRACTS. Except as set out in Section 2.24 of the Company Disclosure Schedule, neither Company nor any of its subsidiaries is a party to or bound by any written or, to the knowledge of Company, oral contract or commitment (other than contracts for insurance or Leases (as defined in Section 2.25) which are material to their respective businesses (the "MATERIAL CONTRACTS"). For the purposes of this Agreement, any contract or commitment, (i) the performance of which will extend over a period of one year or more or (ii) involving the outstanding payment to or from Company or any of its subsidiaries of more than $100,000 shall be deemed to be a Material Contract. Except to the extent that, in the aggregate, it will not result in a Material Adverse Effect on Company, all such Material Contracts are in good standing and in full force and effect without amendment thereto and Company or a subsidiary thereto is entitled to all benefits thereunder.

         SECTION 2.25. REAL PROPERTY. Section 2.25 of the Company Disclosure Schedule lists: (i) a description of each parcel of real property owned by Company and any of its subsidiaries (the "FEE REAL PROPERTY"), (ii) a listing of each lease, written or, to the knowledge of Company, oral and for operating or nonoperating stores, of real property under which Company or any of its subsidiaries is a lessee, lessor, sublessee or sublessor, as so designated therein (the "LEASES" and together with the Fee Real Property, the "REAL PROPERTY") and (iii) all options to acquire, sell or lease any real property interests to which Company or any of its subsidiaries is a party. The Real Property constitutes all of the real property interests owned, leased or occupied in whole or in part by Company or any of its subsidiaries and there are no other Leases, licenses or other agreements affecting the occupancy of the Real Property. Except as set forth in Section 2.25 of the Company Disclosure
Schedule:

         (a) Company has beneficial ownership of and good and marketable title in fee simple to the Fee Real Property free and clear of all Liens, except for liens, if any, for property taxes not yet due and other items which do not and will not impair, in any material respect, the usefulness to Company, or the value or the marketability, of any such Fee Real Properties (the "PERMITTED LIENS"), individually, or in the aggregate;

         (b) Except to the extent that, in the aggregate, the occurrence of any of the following events would not result in a Material Adverse Effect on Company, all Leases, easements and other real property interests held by Company or any of its subsidiaries are valid, binding, in full force and effect, subsisting free and clear of all Liens other than Permitted Liens, no written notice or default or termination thereunder has been received by Company or any of its subsidiaries, all rents and other sums and other charges payable by lessee thereunder are current (or no more than 60 days past due), there are no written, or to the knowledge of Company, oral understandings between the parties to the Leases which in any manner vary the obligations or rights of either party from those set forth in the Leases, no rent or additional rent under the Leases has been paid for more than 30 days in advance of its due date and no termination event either conditional or uncured default on the part of Company or any of its subsidiaries or, to Company's knowledge, its franchisees exists thereunder. Company has either delivered to Parent or its representatives or agents true, correct and complete copies of each of the foregoing documents;

         (c) Neither Company nor any of its subsidiaries has received any written notice or has knowledge that any of the buildings, structures or other material improvements erected on the Real Property owned or leased by Company or any of its subsidiaries or the present use thereof, does not conform in all material respects with all applicable laws (or does not constitute a legal nonconforming use), ordinances, regulations or other laws and applicable deed restrictions. As of the Effective Time, the Real Property will comply with all applicable laws, ordinances, regulations or other law and applicable deed restrictions, except where the failure to comply would not have a Material Adverse Effect on Company;

         (d) As of the Closing Date, the Real Property will have direct access to utilities for the operation and/or development of the Real Property, except where the failure to have such access would not have a Material Adverse Effect on Company, and Company knows of no fact or condition which exists, or is threatened on the Effective Date, which would result in the termination of access to and from the Real Property or the cessation of utilities necessary for the operation and/or development of the Real Property, except where the failure to have such access would not have a Material Adverse Effect on Company;

         (e) There are no material encroachments on the Real Property nor any encroachments by improvements on the Real Property onto any easements or any adjoining property;

         (f) Company is not a "foreign person" as that term is defined in
Section 1445 of the Code and any applicable regulations promulgated thereunder;

         (g) Neither Company nor any of its subsidiaries has received written or, to the knowledge of Company, oral notice from any municipal body or other public authority requiring work to be done or improvements to be made upon any of the Real Property and have no knowledge of the enactment or adoption of any ordinance or resolution by any such body or authority authorizing work or improvements for which any of the Real Property may be assessed; and

         (h) All of the improvements situated on any of the Real Property are in good operating condition and are adequate and suitable for the purposes for which they are presently being used, normal wear and tear excepted.

         SECTION 2.26. INSURANCE. Except as set forth in Section 2.26 of the Company Disclosure Schedule, as of the date hereof, Company and each of its subsidiaries are insured by insurers against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds are in full force and effect. Descriptions of these plans and related liability coverage have been previously provided to Parent. Section 2.26 of Company Disclosure Schedule contains a listing of all open workers compensation and general liability claims as of a recent date. These claims, individually or in the aggregate, would not have a Material Adverse Effect on Company and its subsidiaries, taken as a whole. To the best knowledge of Company, all necessary notifications of claims have been made to insurance carriers.

         SECTION 2.27. TRANSACTIONS WITH AFFILIATES. Except to the extent disclosed in Company SEC Documents or in Section 2.27 of the Company Disclosure Schedule, there have been no transactions, agreements, arrangements or understandings between Company or its subsidiaries, on the one hand, and Company's affiliates (other than wholly-owned subsidiaries of Company) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                               OF PARENT AND NEWCO

         Parent and Newco hereby represent and warrant to Company, except as otherwise set forth in Parent SEC Reports (as defined in Section 3.4 below), that:

         SECTION 3.1. ORGANIZATION.

         (a) Parent and Newco are duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore delivered to Company accurate and complete copies of the Certificate of Incorporation and bylaws as currently in effect of Parent and Newco.

         (b) Each of Parent and Newco is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent (as defined below). When used in connection with Parent or Newco the term "MATERIAL ADVERSE EFFECT ON PARENT" means any change or effect that is (i) reasonably likely to be materially adverse to the business, results of operations or financial condition of Parent and its subsidiaries, taken as a whole, or (ii) that materially impairs the ability of Parent and/or Newco to consummate the transactions contemplated hereby.

         SECTION 3.2. CAPITALIZATION OF PARENT AND ITS SUBSIDIARIES.

         (a) The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock, of which, as of March 8, 1999, 6,173,538 shares of Parent Common Stock were issued and outstanding and 3,000,000 shares of preferred stock, par value $0.01 per share, none of which are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of March 8, 1999, 3,320,000 shares of Parent Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options and warrants.

         Except as set forth above, as of the date hereof, there are outstanding
(i) no shares of capital stock or other voting securities of Parent; (ii) no securities of Parent or its subsidiaries convertible into or exchangeable for shares of capital stock, or voting securities of Parent; (iii) no options or other rights to acquire from Parent or its subsidiaries and, except as described in Parent SEC Reports (as defined in Section 3.4), no obligations of Parent or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent; and (iv) no equity equivalent interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (collectively, "PARENT SECURITIES"). As of the date hereof, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. Other than as provided herein, there are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent.

         (b)The Parent Common Stock constitutes the only class of equity securities of Parent or its subsidiaries registered or required to be registered under the Exchange Act.

         SECTION 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT.

         (a) Each of Parent and Newco has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Newco and by Parent as the sole stockholder of Newco, and no other corporate proceedings on the part of Parent or Newco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Parent Common Stock. This Agreement has been duly and validly executed and delivered by each of Parent and Newco and constitutes a valid, legal and binding agreement of each of Parent and Newco enforceable against each of Parent and Newco in accordance with its terms.

         (b) The Board of Directors of Parent has unanimously resolved to recommend that the stockholders of Parent vote in favor of the issuance of Parent Common Stock pursuant to the provisions of this Agreement.

         SECTION 3.4. SEC REPORTS; FINANCIAL STATEMENTS.

         (a) Parent has filed all required forms, reports and documents (collectively, "PARENT SEC REPORTS") with the SEC since January 1, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Parent SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

         (b) Parent has heretofore made available or promptly will make available to Company a complete and correct copy of any amendments or modifications that are required to be filed with the SEC, but have not yet been filed with the SEC, to agreements documents or other instruments that previously had been filed by Parent with the SEC pursuant to the Exchange Act. Except to the extent that, in the aggregate, it will not result in a Material Adverse Effect on Parent, all material contracts identified as exhibits to Parent's Form 10-Q for the period ended October 28, 1998 are in good standing and in full force and effect without amendment thereto and Parent or a subsidiary thereto is entitled to all benefits thereunder.

         SECTION 3.5. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Newco for inclusion or incorporation by reference in
(a) the Form S-4 will, at the time the Form S-4 is filed with the SEC and at the time the Form S-4, as amended or supplemented, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Proxy Statement will, at the date mailed to stockholders of Company and Parent, and at the times of the meetings of stockholders of Company and Parent to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading; and (c) the Form S-1 will, at the time the Form S-1 is filed with the SEC and at the time the Form S-1, as amended or supplemented, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Proxy Statement, insofar as it relates to the meeting of Parent's stockholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the Form S-4 and the Form S-1 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

         SECTION 3.6. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents, and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act and the filing and recordation of the Certificate of Merger as required by the DGCL and the OBCA, no filing with or notice to, and no permit authorization consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Newco of this Agreement or the consummation by Parent or Newco of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on Parent.

         Neither the execution, delivery and performance of this Agreement by Parent or Newco, nor the consummation by Parent or Newco of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provision of each of the Certificate of Incorporation or bylaws (or similar governing documents) of Parent and Newco or any of Parent's other subsidiaries,
(b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Newco or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Newco or any of Parent's other subsidiaries or any of their respective properties or assets, except, in the case of (b) or (c), for violations, breaches or defaults that would not have a Material Adverse Effect on Parent.

         SECTION 3.7. NO DEFAULT. None of Parent or any of its subsidiaries is in breach, default or violation (and no event has occurred that, with notice or the lapse of time or both, would constitute a breach, default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or bylaws (or similar governing documents), (b) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (c) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets except, in the case of (b) or (c), for violations, breaches or defaults that would not have a Material Adverse Effect on Parent.

         SECTION 3.8. NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES. Except as and to the extent publicly disclosed by Parent in Parent SEC Reports, none of Parent or its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), other than liabilities incurred in the ordinary course of business since October 28, 1998, none of which, individually or in the aggregate, would have a Material Adverse Effect on Parent.

         Except as publicly disclosed by Parent in Parent SEC Reports, since October 28, 1998, (a) Parent and Newco have conducted their respective businesses and operations in the ordinary course of business consistent with past practice, and (b) there has not occurred (i) any events, changes, or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent; (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of Parent, other than dividends paid by wholly-owned subsidiaries; or
(iii) any material change by Parent in accounting principles or methods, except insofar as may be required by a change in generally accepted accounting principles.

         SECTION 3.9. LITIGATION. Except as publicly disclosed by Parent in Parent SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent threatened, against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Parent or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by Parent in Parent SEC Reports, none of Parent or its subsidiaries is subject to any outstanding order, writ, injunction or decree that, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on Parent or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

         SECTION 3.10. COMPLIANCE WITH APPLICABLE LAW. Except as publicly disclosed by Parent in Parent SEC Reports, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "PARENT PERMITS"), except for failures to hold such permits, licenses, variances. exemptions, orders and approvals that would not have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in Parent SEC Reports, Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, the businesses of Parent and its subsidiaries are not being conducted in violation of any law ordinance or regulation of any Governmental Entity, except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws and except for violations that do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or, to the knowledge of Parent, threatened nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than in each case those that Parent reasonably believes will not have a Material Adverse Effect on Parent.

         SECTION 3.11. EMPLOYEE BENEFIT PLANS; LABOR MATTERS. With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) maintained or contributed to by Parent or any of its subsidiaries or with respect to which Parent or any of its subsidiaries could incur liability under
Section 4069, 4212(c) or 4204 of ERISA (collectively, the "PARENT BENEFIT PLANS") no event has occurred and, to the knowledge of Parent, there currently exists no condition or set of circumstances in connection with which Parent or any of its subsidiaries could be subject to any liability under the terms of the Parent Benefit Plans, ERISA, the Code or any other applicable law that would have a Material Adverse Effect on Parent. There is no pending or threatened labor dispute, strike or work stoppage against Parent or any of its subsidiaries that may reasonably be expected to have a Material Adverse Effect on Parent.

         SECTION 3.12. ENVIRONMENTAL LAWS AND REGULATIONS.

         (a) Except as publicly disclosed by Parent in Parent SEC Reports, (i) each of Parent and its subsidiaries is in material compliance with all Environmental Laws except for non-compliance that would not have a Material Adverse Effect on Parent, which compliance includes, but is not limited to, the possession by Parent and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and material compliance with the terms and conditions thereof; (ii) none of Parent or its subsidiaries has received written notice of or, to the knowledge of Parent, is the subject of any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on Parent; and (iii) to the knowledge of Parent, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

         (b) Except as publicly disclosed by Parent in the Parent SEC Reports, there are no Environmental Claims that could reasonably be expected to have a Material Adverse Effect on Parent that are pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or, to the knowledge of Parent, against any person or entity whose liability for any Environmental Claim Parent or its subsidiaries has or may have retained or assumed either contractually or by operation of law.

         SECTION 3.13. TAX MATTERS. Except as publicly disclosed by Parent in Parent SEC Reports, Parent and its subsidiaries have accurately prepared and duly filed with the appropriate federal, state, local and foreign taxing authorities all tax returns, information returns and reports required to be filed with respect to Parent and its subsidiaries and have paid in full or made adequate provision for the payment of all Taxes. Except as publicly disclosed by Parent in Parent SEC Reports, no material claim for assessment or collection of Taxes is presently being asserted against Parent or its subsidiaries, and neither Parent nor any of its subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority, nor does Parent have knowledge of any such threatened action, proceeding or investigation.

         SECTION 3.14. OPINION OF FINANCIAL ADVISER. First Security Van Kaspar ("PARENT FINANCIAL ADVISER") has delivered to the Board of Directors of Parent its written opinion to the effect that the issuance of shares of Parent Common Stock pursuant to the provisions of this

Agreement is fair from a financial point of view to the stockholders of Parent, a copy of which has been delivered to Company.

         SECTION 3.15. EVIDENCE OF FINANCING. Parent has delivered to Company reasonably sufficient evidence of Parent's ability to fund at least $10,750,000 of the Merger Consideration, provided for in Section 1.8(a)(i), in cash.

         SECTION 3.16. BROKERS. No broker, finder or investment banker (other than the Parent Financial Adviser) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Parent or Newco.

         SECTION 3.17. NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Newco has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

         SECTION 3.18. YEAR 2000. All Information Systems and Equipment of Parent are in all material respects either Year 2000 Compliant or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed in all material respects by December 1, 1999 and Parent has taken all actions reasonably necessary to the date hereof to enable such completion by December 1, 1999. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Parent and its subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in a Material Adverse Effect on Parent.

         SECTION 3.19.  INTELLECTUAL PROPERTY; SOFTWARE.

         (a) Except as publicly disclosed by Parent in Parent SEC Reports, each of Parent and its subsidiaries owns or possesses adequate licenses or other valid rights to use all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications therefor ("PARENT INTELLECTUAL PROPERTY RIGHTS"), except where the failure to own or possess valid rights to use Parent Intellectual Property Rights would not have a Material Adverse Effect on Parent.

         (b) Except to the extent that the occurrence of any of the following events would not reasonably be expected to have a Material Adverse Effect on
Parent:

              (i) the validity of Parent Intellectual Property Rights and the title thereto of Parent or any subsidiary, as the case may be, is not being questioned in any litigation to which Parent or any subsidiary is a party, and

              (ii) the conduct of the business of Parent and its subsidiaries as now conducted does not, to the knowledge of Parent, infringe any valid patents, trademarks, trade names, service marks, or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any Parent Intellectual Property Rights.

         SECTION 3.20. FRANCHISE AREA AND DEVELOPMENT AGREEMENTS.

         (a) Parent has two franchise agreements with Rocket Enterprises, Inc., dated November 12, 1998, and area development agreements with Coffee Housepitality LLC, dated September 15, 1998, and Rocket Enterprises, Inc., dated November 12, 1998 (collectively, the "PARENT FRANCHISE AGREEMENTS"), that are currently valid and enforceable, and no other current contracts, agreements or understandings, whether written or, to the knowledge of Parent, oral, exist between Parent or any affiliate and any third party granting the right, or any option or right of first refusal, to conduct business under the name "Diedrich Coffee," or any related marks.

         (b) The Parent Franchise Agreements represent the material terms and provisions of all currently valid and enforceable Parent Franchise Agreements with franchisees, and no written or, to the knowledge of Parent, oral modifications of or supplements to those written agreements have been entered into.

         (c) Each of the Parent Franchise Agreements is in full force and effect and is enforceable in accordance with its terms and provisions in all material respects, and no notices of default or demands for early termination have been delivered thereunder by either party.

         (d) There are no breaches by any franchisee of any of the Parent Franchise Agreements, which breaches remain uncured and which breaches, in the aggregate, would result in a Material Adverse Effect on Parent.

         (e) Each franchisee is current (no later than 30 days) in his financial obligations to Parent and each affiliate, including without limitation payments due for royalties and product purchases.

         (f) There are no breaches by Parent or any affiliate of any of the Parent Franchise Agreements, which breaches remain uncured and which breaches, in the aggregate, would result in a Material Adverse Effect on Parent.

         (g) There are no unresolved assertions or claims, whether in writing or, to the knowledge of Parent, oral, or any basis for any claims, by any franchisee of material breaches of any of the Parent Franchise Agreements by Parent or any affiliate which remain uncured.

         (h) To the extent that, in the aggregate, it would not result in a Material Adverse Effect on Parent, there is no basis for any demand by any franchisee for rescission of any Franchise Agreement, no franchisee is entitled to any material credit, set off or reduction in any payment required to be made pursuant to the terms of any Franchise Agreement, or in any other payment(s) owed to Parent, no event has occurred which would give any franchisee a material defense to its obligation to pay fees, or to perform its other obligations under its Franchise Agreement, and no franchisee has any material claims, counterclaims or offsets against Parent.

         (i) The Merger is not an event requiring the prior consent of or, except to the extent that it has been provided, notice to any franchisee, or granting any franchisee the right to terminate any Franchise Agreement.

         (j) There are no contractual limitations or prohibitions upon Parent or any affiliate from operating "Diedrich Coffee" stores or selling franchises to do so in any geographic area or location except as expressly set forth in the identified Parent Franchise Agreements.

         SECTION 3.21. FRANCHISE LAW COMPLIANCE.

         (a) California and Texas are the only states in which Parent or any affiliate is currently registered, or with whom Parent has filed for an exemption from registration, to sell franchises. Neither Parent nor any affiliate has voluntarily or involuntarily ceased to be registered to sell franchises in any state where Parent and any affiliate currently operates, and Parent has no knowledge of any fact or circumstance which would preclude or inhibit Parent or any affiliate from filing and receiving approval of an application to offer and sell franchises in any state in which Parent or any affiliate is not presently registered to do so.

         (b) Except as publicly disclosed by Parent in Parent SEC Reports, neither Parent nor any affiliate has committed any violation of any Franchise Laws, except any such violation that would not, in the aggregate, result in a Material Adverse Effect on Parent.

         (c) Except as publicly disclosed by Parent in Parent SEC Reports, there is no pending, unresolved written, or to the knowledge of Parent, oral claim or assertion by any franchisee of any violation by Parent or any affiliate of any of the Franchise Laws, neither Parent nor any affiliate has received written, or to the knowledge of Parent, oral notice from any governmental authority or private party alleging any such violation, and neither Parent nor any affiliate has knowledge of any basis for any such claim of violation.

         (d) Except as publicly disclosed by Parent in Parent SEC Reports, there currently exist no escrow or impound conditions or requirements imposed upon Parent's sale of franchises in any jurisdiction.

         (e) Except as publicly disclosed by Parent in Parent SEC Reports, there are no pending or currently effective stop orders, administrative proceedings, notices of investigation, injunctions, orders or restitution, rescission notices, or other order orders, actions or decrees by any state or federal agency, or by any state or federal court, whether civil or criminal, against Parent or any affiliate.

         (f) Except as publicly disclosed by Parent in Parent SEC Reports or the Parent Offering Circulars (as defined in Section 3.21(g) below), there has been no litigation or arbitration between Parent or any affiliate and any franchisee or ex-franchisee during the five (5) years preceding the date hereof.

         (g) Parent shall deliver to Company within ten (10) days following the execution hereof, true and accurate copies of all currently effective offering circulars relating to the sale of franchises ("PARENT OFFERING CIRCULARS"), and represents and warrants that all Offering Circulars comply with the Franchise Laws of the jurisdiction for which they have been used or are contemplated for use, and the information therein does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not misleading, except where such non-compliance or inaccuracy would not have a Material Adverse Effect on Parent.

         SECTION 3.22. CERTAIN BUSINESS PRACTICES. None of Parent, any of its subsidiaries or any directors, officers, agents or employees of Parent or any of its subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) to Parent's knowledge, made any other unlawful payment.

         SECTION 3.23. VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the issuance of Parent Common Stock pursuant to the provisions of this Agreement.

         SECTION 3.24. TRANSACTIONS WITH AFFILIATES. Except to the extent disclosed in Parent SEC Reports, there have been no transactions, agreements, arrangements or understandings between Parent or its subsidiaries, on the one hand, and Parent's affiliates (other than wholly-owned subsidiaries of Parent) or other persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

         SECTION 3.25. REAL PROPERTY. Except as indicated in Parent SEC Reports and except to the extent that, in the aggregate, it would not result in a Material Adverse Effect on Parent, each of the material real property leases to which Parent or its subsidiaries is a party ("Parent Leases") is valid, binding, in full force and effect, subsisting free and clear of all liens other than liens, if any, for property taxes not yet due and other items which do not and will not impair, in any material respect, the usefulness to the Parent, or the value or the marketability, of the leasehold interest.

         SECTION 3.26. INSURANCE. Except as indicated in Parent SEC Reports, as of the date hereof, Parent and each of its subsidiaries are insured by insurers against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds are in full force and effect.

                                   ARTICLE IV
                                    COVENANTS

         SECTION 4.1. CONDUCT OF BUSINESS OF COMPANY. Except as contemplated by this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, Company will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice, and, to the extent consistent therewith and with no less diligence and effort than would be applied in the absence of this Agreement, will seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, prior to the Effective Time, neither Company nor any of its subsidiaries will, without the prior written consent of Parent and Newco (which consent shall not be unreasonably withheld):

         (a) amend its Charter or bylaws (or other similar governing instrument);

         (b) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance and sale of Shares pursuant to options previously granted or subsequently granted in the ordinary course and consistent with past practice under Company Plans or pursuant to previously granted warrants;

         (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of subsidiaries;

         (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Company or any of its subsidiaries (other than the Merger);

         (e) alter, through merger, liquidation, reorganization, restructuring or any other fashion, the corporate structure of ownership of any subsidiary;

         (f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings under existing lines of credit in the ordinary course of business provided that notice is provided to Parent; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and except for obligations of subsidiaries of Company incurred in the ordinary course of business provided that notice is provided to Parent; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of Company or customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon (other than tax liens for Taxes not yet due);

         (g) except as set forth in Section 4.1 of the Company Disclosure Schedule or as may be required by law, enter into adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units); provided, however, that this paragraph shall not prevent Company or its subsidiaries from entering into employment agreements, severance agreements or other compensation arrangements with employees in the ordinary course of business and consistent with past practice;

         (h) except as set forth in Section 4.1 of the Company Disclosure Schedule, acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of $50,000 in the aggregate;

         (i) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

         (j) revalue in any material respect any of its assets, including without limitation writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

         (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement, other than in the ordinary course of business consistent with past practice, that would be material to Company and its subsidiaries, taken as a whole; (iii) authorize any new capital expenditure or expenditures that individually is in excess of $50,000 or in the aggregate are in excess of $400,000 provided that none of the foregoing shall limit any capital expenditure required pursuant to existing Leases or other existing contracts;

         (l) make any tax election or settle or compromise any income tax liability material to Company and its subsidiaries taken as a whole;

         (m) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which could have a Material Adverse Effect on Company; or

         (n) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(a) through 4.1(m) or any action that would make any of the representations or warranties of Company contained in this Agreement materially untrue or incorrect.

         SECTION 4.2. CONDUCT OF BUSINESS OF PARENT. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Parent will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, will keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement prior to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of Company (which consent shall not be unreasonably withheld):

         (a) knowingly take any action that would result in a failure to maintain the trading of Parent Common Stock on the NASDAQ National Market;

         (b) adopt any amendments to its charter documents;

         (c) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance of Parent Common Stock pursuant to the provisions of this Agreement or pursuant to (i) previously granted stock options or stock options subsequently granted under plans currently in effect and (ii) previously granted warrants or not more than 200,000 shares of Parent Common Stock pursuant to subsequently granted warrants;

         (d) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of subsidiaries;

         (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any of its subsidiaries (other than the Merger);

         (f) alter, through merger, liquidation, reorganization, restructuring or any other fashion, the corporate structure of ownership of any subsidiary;

         (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

         (h) revalue in any material respect any of its assets, including without limitation writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

         (i) make any tax election or settle or compromise any income tax liability material to Parent and its subsidiaries taken as a whole; or

         (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(i) or any action that would make any of the representations or warranties of Parent contained in this Agreement materially untrue or incorrect.

         SECTION 4.3. PREPARATION OF FORM S-4 AND THE PROXY STATEMENT. Company and Parent shall promptly jointly prepare and file with the SEC the Proxy Statement, and Parent shall promptly prepare and file with the SEC the Form S-4 in which the Proxy Statement will be included as a prospectus. Each of Parent and Company shall use its best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and Company shall furnish all information concerning Company and the holders of Shares as may be reasonably requested in connection with any such action.

         SECTION 4.4. PREPARATION OF FORM S-1; PUBLIC OFFERING. Parent shall prepare, and Parent shall file with the SEC, the Form S-1 with respect to a public offering of Parent Common Stock (the "PUBLIC OFFERING") and shall use its best efforts to have the Form S-1 declared effective under the Securities Act as promptly as practicable after such filing. The price per share to the public in the Public Offering shall be referred to as the "PER SHARE OFFERING PRICE.") The net proceeds received by Parent from the Public Offering (i.e., the gross proceeds less discounts, commissions and expenses) to be applied to the Merger Consideration shall not exceed twelve million two hundred fifty thousand dollars ($12,250,000) (the "NET OFFERING PROCEEDS"). Parent shall also take any action required to be taken under any applicable state securities laws in connection with the Public Offering, and Company shall furnish all information concerning Company and the holders of Shares as may be reasonably requested in connection with any such action.

         SECTION 4.5. OTHER POTENTIAL ACQUIRERS.

         (a) Company, its affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (defined below). Neither Company nor any of its affiliates shall, nor shall Company authorize or permit any of its or their respective officers, directors, employees representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than Parent and Newco or any designees of Parent and Newco) concerning any Third Party Acquisition; provided, however, that nothing herein shall prevent the Company Board from taking and disclosing to Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer or making such disclosures to Company's shareholders as required by law. Company shall promptly notify Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal; and shall advise Parent from time to time of the status and any material developments concerning the same.

         (b) Except as set forth in this Section 4.5(b), the Company Board shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal (defined below), but in each case only
(i) after providing reasonable written notice to Parent (a "NOTICE OF SUPERIOR PROPOSAL"), advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; and (ii) if Parent does not, within ten (10) business days of Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (based on the advice of a financial adviser of nationally recognized reputation) to be as favorable to Company's stockholders as such Superior Proposal; provided, however, that Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section
6.1. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Section 4.5(b) provided that such disclosure states that no action will be taken by the Company Board with respect to the withdrawal of its recommendation of the transactions contemplated hereby or the approval or recommendation of any Third Party Acquisition, except in accordance with this
Section 4.5(b).

         (c) For the purposes of this Agreement, "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition of Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Newco or any affiliate thereof (a "THIRD PARTY"); (ii) the acquisition by a Third Party of more than twenty percent (20%) of the total assets of Company and its subsidiaries taken as a whole; (iii) the acquisition by a Third Party of twenty percent (20%) or more of the outstanding Shares; (iv) the adoption by Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by Company or any of its subsidiaries of more than twenty percent (20%) of the outstanding Shares; or (vi) the acquisition by Company or any subsidiary by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than twenty percent (20%) of the annual revenues, net income or assets of Company. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than twenty percent (20%) of the Shares then outstanding or all or substantially all the assets of Company and otherwise on terms that the Company Board by a majority vote determines in its good faith judgment (based on the written advice of a financial adviser of nationally recognized reputation) to be more favorable to Company's stockholders than the Merger.

         SECTION 4.6. COMFORT LETTERS.

         (a) Company shall use commercially reasonable efforts to cause PricewaterhouseCoopers LLP to deliver letters dated not more than five (5) days prior to the date on which the Form S-4 and the Form S-1 shall become effective and addressed to itself and Parent and their respective Boards of Directors, in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Form S-4, the Form S-1 and the Proxy Statement.

         (b) Parent shall use commercially reasonable efforts to cause KPMG LLP to deliver letters dated not more than five (5) days prior to the date on which the Form S-4 and the Form S-1 shall become effective and addressed to itself and Company and their respective Boards of Directors, in form and substance reasonably satisfactory to Company and customary in scope and substance for agreed upon procedures letters delivered by independent accountants in connection with registration statements and proxy statements similar to the Form S-4, the Form S-1 and the Proxy Statement.

         SECTION 4.7. MEETINGS OF STOCKHOLDERS.

         (a) Company shall take all action necessary in accordance with the OBCA and its Charter and bylaws to duly call, give notice of, convene, and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The shareholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the OBCA and Company's Certificate of Incorporation and bylaws. Company will, through its Board of Directors, recommend to its stockholders approval of such matters subject to the provisions of Section 4.5(b) and their fiduciary duties to shareholders under applicable law.

         (b) Parent shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation to duly call, give notice of, convene, and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of the issuance of Parent Common Stock pursuant to the provisions of this Agreement. The stockholder votes required for the approval of the issuance of Parent Common Stock pursuant to the provisions of this Agreement shall be the vote required by the DGCL and Parent's Certificate of Incorporation and bylaws. Parent will, through its Board of Directors, recommend to its stockholders approval of such matters subject to their fiduciary duties to shareholders under applicable law.

         SECTION 4.8. NASDAQ LISTING. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NASDAQ National Market, subject to official notice of issuance, prior to the Effective Time.

         SECTION 4.9. ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) Between the date hereof and the Effective Time, Company will give Parent and its authorized representatives, and Parent will give Company and its authorized representatives, reasonable access to all employees, plants, offices, warehouses, and other facilities and to all books and records of itself and its subsidiaries; will permit the other party to make such inspections as such party may reasonably require; and will cause its officers and those of its subsidiaries to furnish the other party with such financial and operating data and other information with respect to the business and properties of itself and its subsidiaries as the other party may from time to time reasonably request.

         (b) Between the date hereof and the Effective Time, Company shall furnish to Parent, and Parent will furnish to Company, within twenty (20) business days after the end of each fiscal period (commencing with December
1998), in a form consistent with the form presently prepared by Company and Parent, same store sales for each operating location and an unaudited balance sheet of the party furnishing such information as of the end of such period, and the related statements of earnings and stockholders' equity (deficit); and, within twenty (20) business days after the end of each quarter, cash flows for the quarter then ended each, prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by such party with respect to its monthly financial statements. All the foregoing shall be in accordance with the books and records of the party furnishing such information and shall fairly present its financial position (taking into account the differences between the monthly and quarterly statements prepared by such party in conformity with its past practices) as of the last day of the period then ended.

         (c) Parent and Company agree that for a period of five years from the date hereof (regardless of whether the transactions contemplated hereby are consummated) each will hold, and will cause its directors, officers, employees, affiliates, consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of the other party in connection with the transactions contemplated by this Agreement ("CONFIDENTIAL MATERIAL") . Each party agrees that it will use the Confidential Material solely for the purpose of the transactions contemplated by this Agreement and it will not use the Confidential Material in any way detrimental to the other party. In the event that either party is requested in any proceeding to disclose any Confidential Material, such party shall give the other party prompt notice of such request so that the other party may seek an appropriate protective order. If, in the absence of a protective order, a party is nonetheless compelled to disclose Confidential Material, such party may disclose such information without liability hereunder; provided, however, that such party will give the other party written notice of the information to be disclosed as far in advance of its disclosure as is practicable and, upon the request of and at the expense of such other party, such party will use commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such information. The term "Confidential Material" shall not include information which was or becomes generally available on a non-confidential basis; provided that the source of such information was not bound by a confidentiality agreement.

         SECTION 4.10. ADDITIONAL AGREEMENTS; REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in the preparation and filing of the Proxy Statement, the Form S-4 and the Form S-1, any filings that may be required under the HSR Act and any amendments to any thereof; (ii) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contesting any legal proceeding relating to the Merger and (iv) executing any additional instruments necessary to consummate the transactions contemplated hereby. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

         SECTION 4.11. PUBLIC ANNOUNCEMENTS. Parent, Newco and Company, as the case may be, will use commercially reasonable efforts to consult with and obtain the approval of one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or by obligations pursuant to any listing agreement with the NASDAQ National Market as determined by Parent, Newco or Company, as the case may be.

         SECTION 4.12. NOTIFICATION OF CERTAIN MATTERS. Company shall give prompt notice to Parent and Newco and Parent and Newco shall give prompt notice to Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of Company, Parent or Newco, as the case may be, to comply with or satisfy any covenant condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 4.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice. Each of Parent, Newco and Company hereby represent that, other than as previously disclosed to each other (which disclosures shall not constitute a breach), as of the date hereof they do not have any actual knowledge of a breach of the representations and warranties being made by such other party pursuant to this Agreement.

         SECTION 4.13. AFFILIATES.

         (a) Company shall use all reasonable efforts to obtain from any Company Affiliate who has not previously executed such letter agreement and from any person who may be deemed to have become a Company Affiliate after the date of this Agreement and on or prior to the

Effective Time a letter agreement substantially in the form of Exhibit A hereto as soon as practicable.

         (b) Parent shall not be required to maintain the effectiveness of the Form S-4 for the purpose of resale of shares of Parent Common Stock by stockholders of Company who may be affiliates of Company or Parent pursuant to Rule 145 under the Securities Act.

         SECTION 4.14. LOCK-UP LETTER AGREEMENT. Concurrently with or prior to the consummation of the transactions contemplated by this Agreement, Second Cup shall enter into a lock-up letter agreement with Parent, substantially in the form attached hereto as Exhibit B, providing for among other things that the shares of Parent Common Stock issued to Second Cup in the Merger will not be sold until the earlier to occur of (i) the first anniversary of the Closing Date, or (ii) the sale by Parent's officers or directors (including D.C.H., L.P., a limited partnership which has one of Parent's directors as its sole general partner) of Parent Common Stock in the aggregate equal to five percent (5%) of the outstanding shares and options of Parent Common Stock held by such officers and directors in the aggregate on the date hereof.

         SECTION 4.15. ADDITIONS TO AND MODIFICATION OF THE COMPANY DISCLOSURE SCHEDULE. Concurrently with the execution and delivery of this Agreement, Company has delivered a Company Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement that is reasonably available to the senior management of Company at the time of such delivery. Any failure of Company to disclose any information required by the relevant provisions of this Agreement in any section of the Company Disclosure Schedule shall not constitute a breach of the applicable representation or warranty, provided (i) that the information so omitted does not have or reflect a Material Adverse Effect on Company and (ii) that Company shall deliver to Parent and Newco such additions to or modifications of any sections of the Company Disclosure Schedule necessary to make the information set forth therein true, accurate and complete not later than five (5) business days after the date of execution and delivery of this Agreement.

                                    ARTICLE V
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of Company, Parent and Newco;

         (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Merger;

         (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

         (d) the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger; and

         (e) the Form S-1 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary for the Public Offering and the Public Offering shall have been consummated at a Per Share Offering Price of not less than six dollars ($6.00) with Net Offering Proceeds of at least seven million dollars ($7,000,000).

         SECTION 5.2. CONDITIONS TO THE OBLIGATIONS OF COMPANY. The obligation of Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) the representations of Parent and Newco contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof would not have a Material Adverse Effect on Parent) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, Parent and Newco shall have delivered to Company a certificate to that effect;

         (b) each of the covenants and obligations of Parent and Newco to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Newco shall have delivered to Company a certificate to that effect;

         (c) the shares of Parent Common Stock issuable to Company stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NASDAQ National Market upon official notice of issuance;

         (d) ompany shall have received the opinion of legal counsel to Parent as to the matters reasonably agreed upon by the parties;

         (e) Parent shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Company, individually or in the aggregate, have a Material Adverse Effect on Parent;

         (f) there shall have been no events, changes or effects with respect to Parent or its subsidiaries having or which could reasonably be expected to have a Material Adverse Effect on Parent;

         (g) With respect to Parent's board of directors, (i) Parent shall have created a vacant seat on Parent's board of directors to accommodate a director to be designated by Second Cup, (ii) such designee shall be appointed by Parent's board to fill such vacancy and (iii) DCH, LP and the directors and executive officers of Parent shall have executed and delivered to Second Cup a voting agreement substantially in the form agreed to by the parties which provides that such parties will vote in favor of electing the designee of Second Cup to Parent's board at any meeting of Parent's stockholders; and

         (h) Parent and Second Cup shall have entered into a registration rights agreement substantially in the form agreed to between the parties providing for two demand registration rights and unlimited incidental registration rights.

         SECTION 5.3. CONDITIONS TO THE OBLIGATIONS OF PARENT AND NEWCO. The respective obligations of Parent and Newco to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) the representations of Company contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct (except to the extent that the breach thereof, individually or in the aggregate, would not (i) materially impair the ability of Company to consummate the transactions contemplated hereby, (ii) result or be reasonably likely to result in an expense, cost or loss to the business or results of operations of Company and its subsidiaries in an amount in excess of one million dollars ($1,000,000); provided, however, that any individual breach that is aggregated with others to exceed one million dollars ($1,000,000) must exceed one hundred thousand dollars ($100,000) or (iii) result or be reasonably likely to result in a change or effect that is materially adverse to the financial condition of Company and its subsidiaries in an amount in excess of one million dollars ($1,000,000); provided, however, that any individual breach that is aggregated with others to exceed one million dollars ($1,000,000) must exceed one hundred thousand dollars ($100,000) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date) and, at the Closing, Company shall have delivered to Parent and Newco a certificate to that effect;

         (b) each of the covenants and obligations of Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Company shall have delivered to Parent and Newco a certificate to that effect;

         (c) Parent shall have received from each affiliate of Company referred to in Sections 2.20 and 4.13(a) an executed copy of the letter substantially in the form attached hereto as Exhibit A;

         (d) the shares of Parent Common Stock issuable to Company stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NASDAQ National Market upon official notice of issuance;

         (e) Parent shall have received the opinion of legal counsel to Company as to the matters reasonably agreed upon by the parties;

         (f) Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation right or interest of Company or any subsidiary of Company under any loan or credit agreement, note, mortgage, indenture or other agreement or instrument (except Leases, for which Company shall use its commercially reasonable efforts to obtain consents), except for those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Parent, individually or in the aggregate, have a Material Adverse Effect on Company;

         (g) Second Cup shall have entered into, and Parent shall have received, a lock-up letter agreement substantially in the form attached hereto as Exhibit B; and

         (h) there shall have been no events, changes or effects with respect to Company or its subsidiaries which could or which could reasonably be expected to
(i) materially impair the ability of Company to consummate the transactions contemplated hereby or (ii) when considered in the aggregate with breaches of representations as described in Section 5.3(a) above, result in an expense, cost, loss or diminution in value to the business, results of operations or financial condition of Company and its subsidiaries in an amount in excess of one million dollars ($1,000,000); provided, however, that any individual event, change or effect that is aggregated with others or with breaches in Section 5.3(a) to exceed one million dollars ($1,000,000) must exceed one hundred thousand dollars ($100,000).

                                   ARTICLE VI
                         TERMINATION; AMENDMENT; WAIVER

         SECTION 6.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by Company's stockholders:

         (a) by mutual written consent of Parent, Newco and Company;

         (b) by Parent and Newco or Company if (i) any court of competent jurisdiction in the United States or other United States Governmental Entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or
(ii) the Merger has not been consummated by July 1, 1999; provided that no party may terminate this Agreement pursuant to this clause (ii) without liability (as provided in Section 6.2 below) if such party's failure to fulfill any of its material obligations (which shall not include the representations and warranties set forth in Articles II and III) under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

         (c) by Company if (i) there shall have been a material breach of any representation or warranty on the part of Parent or Newco set forth in this Agreement (and such breach, individually or in the aggregate, has a Material Adverse Effect on Parent) or if any representation or warranty of Parent or Newco shall have become materially untrue, and such breach shall not have been cured or such representation or warranty shall not have been made true within
(20) twenty business days after notice by Company thereof and such failure to cure or make true results in a Material Adverse Effect on Parent, provided that Company has not materially breached any of its obligations (which shall not include the representations and warranties set forth in Article II) hereunder;
(ii) there shall have been a breach by Parent or Newco of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Newco, as the case may be, has not cured such breach within twenty (20) business days after notice by Company thereof, provided that Company has not materially breached any of its obligations (which shall not include the representations and warranties set forth in Article II) hereunder; (iii) Company Board has received a Superior Proposal, has complied with the provisions of Section 4.5(b), and concurrently complies with the provisions of Section 6.3(a); or (iv) the Public Offering shall not have been consummated at a Per Share Offering Price of not less than six dollars ($6.00) with Net Offering Proceeds of at least seven million dollars ($7,000,000); or

         (d) by Parent and Newco if (i) there shall have been a material breach of any representation or warranty on the part of Company set forth in this Agreement (and such breach, individually or in the aggregate, would (x) materially impair the ability of Company to consummate the transactions contemplated hereby or (y) result or be reasonably likely to result in an expense, cost, loss or diminution in value to the business, results of operations or financial condition of Company and its subsidiaries in an amount in excess of one million dollars ($1,000,000); provided, however, that any individual breach that is aggregated with other matters to exceed one million dollars ($1,000,000) must exceed one hundred thousand dollars ($100,000) or if any representation or warranty of Company shall have become materially untrue, and such breach shall not have been cured or such representation or warranty shall not have been made true within twenty (20) business days after notice by Parent or Newco thereof and such failure to cure or make true would, individually or in the aggregate, (m) materially impair the ability of Company to consummate the transactions contemplated hereby or (n) result or be reasonably likely to result in an expense, cost, loss or diminution in value to the business, results of operations or financial condition of Company and its subsidiaries in an amount in excess of one million dollars ($1,000,000); provided, however, that any individual breach that is aggregated with other matters to exceed one million dollars ($1,000,000) must exceed one hundred thousand dollars ($100,000), provided that neither Parent nor Newco has materially breached any of their respective obligations (which shall not include the representations and warranties set forth in Article III) hereunder; (ii) there shall have been a breach by Company of its covenants or agreements hereunder having a Material Adverse Effect on Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and Company has not cured such breach within twenty (20) business days after notice by Parent or Newco thereof, provided that neither Parent nor Newco has materially breached any of their respective obligations (which shall not include the representations and warranties set forth in Article III) hereunder; (iii) Company Board shall have recommended to Company's stockholders a Superior Proposal; (iv) Company Board shall have withdrawn or materially weakened its recommendation of this Agreement or the Merger, provided that any disclosure that Company Board is compelled to make with respect to the receipt of a proposal for a Third Party Acquisition in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 shall not constitute the withdrawal or material weakening of Company Board's recommendation, provided, further, that such disclosure states that no action will be taken by Company Board with respect to the withdrawal of its recommendation of the transactions contemplated hereby or the approval or recommendation of any Third Party Acquisition except in accordance with Section 4.5(b); (v) the Public Offering shall not have been consummated at a Per Share Offering Price of not less than six dollars ($6.00) with net proceeds of at least seven million dollars ($7,000,000).

         SECTION 6.2. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 6.2 and Sections 4.9(c) and 6.3 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 6.3. FEES AND EXPENSES.

         In the event that this Agreement shall be terminated pursuant to:

              (a) Section 6.1(d)(iii) or Section 6.1(c)(iii), or

              (b) Section 6.1(d)(iv) and Company Board shall have withdrawn or materially weakened its recommendation following the receipt of an offer by a Third Party to consummate a Third Party Acquisition involving the payment of consideration to stockholders of Company with a value in excess of the Merger Consideration, then Parent and Newco would suffer direct and substantial damages. To compensate Parent and Newco for such damages, Company shall pay to Parent the amount of Parent's and Newco's aggregate expenses and costs incurred to third parties in connection with the transactions contemplated by this Agreement; provided, however, that the amount of damages payable by Company pursuant to this Section
6.3 shall not exceed $1.5 million to be paid immediately upon the occurrence of the event described in this Section 6.3 giving rise to such damages. It is specifically agreed that the amount to be paid pursuant to this Section 6.3 represents reimbursement for expenses and is not a penalty.

         SECTION 6.4. AMENDMENT. This Agreement may be amended by action taken by Company, Parent and Newco at any time before or after approval of the Merger by the stockholders of Company but after any such approval no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This

Agreement (including, subject to Section 4.15, Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

         SECTION 6.5. EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein shall terminate upon the Effective Time or upon the termination of this Agreement pursuant to Article VI above. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Time.

         SECTION 7.2. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Company Disclosure Schedule) (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Newco may assign any or all of its rights and obligations under this Agreement to any subsidiary of Parent, but no such assignment shall relieve Newco of its obligations hereunder if such assignee does not perform such obligations.

         SECTION 7.3. VALIDITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

         SECTION 7.4. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by commercial overnight delivery service of national reputation or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

               if to Parent or Newco:    Diedrich Coffee, Inc.
                                         2144 Michelson Drive
                                         Irvine, California  92612
                                         Facsimile:  (949) 756-1144
                                         Attention:  Tim Ryan, President & CEO
                  with a copy to:        Gibson, Dunn & Crutcher LLP
                                         4 Park Plaza
                                         Irvine, California 92614
                                         Facsimile: (949) 451-4220
                                         Attention: John M. Williams, Esq.

                  if to Company to:      Coffee People, Inc.
                                         11480 Commercial Parkway
                                         Castroville, California  95012
                                         Facsimile:  (831) 633-0644
                                         Attention:  Alton McEwen,
                                         President & CEO

                  with a copy to:        Morgan, Lewis & Bockius LLP
                                         300 South Grand Avenue, 22nd fl.
                                         Los Angeles, California  90071
                                         Facsimile:  (213) 612-2554
                                         Attention:  Richard Maire, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         SECTION 7.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflicts of law thereof.

         SECTION 7.6. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 7.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as provided in Section 7.2, nothing in this Agreement express or implied is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 7.8. CERTAIN DEFINITIONS. For the purposes of this Agreement the term:

         (a) "AFFILIATE" means (except as otherwise provided in Sections 2.20 and 4.13) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

         (b) "BUSINESS DAY" means any day other than a day on which the NASDAQ National Market is closed;

         (c) "CAPITAL STOCK" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

         (d) "KNOWLEDGE" or "KNOWN" means, with respect to any matter in question, the actual knowledge of such matter by any executive officer of Company or Parent, as the case may be;

         (e) "PERSON" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

         (f) "SUBSIDIARY" or "subsidiaries" of Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         SECTION 7.9. PERSONAL LIABILITY. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of Company or Parent or any officer, director, employee, agent, representative or investor of any party hereto.

         SECTION 7.10. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Sections 6.3(a) or (b) it shall not be entitled to specific performance to compel the consummation of the Merger.

         SECTION 7.11. EACH PARTY TO BEAR OWN EXPENSES. Each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

         SECTION 7.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.



                                  DIEDRICH COFFEE, INC., a Delaware corporation



                                  By:    /s/  Timothy J. Ryan
                                         --------------------------------------
                                  Name:  Timothy J. Ryan
                                  Title: President and Chief Executive Officer



                                  CP ACQUISITION CORP., a Delaware corporation



                                  By:    /s/ Timothy J. Ryan
                                         --------------------------------------
                                  Name:  Timothy J. Ryan
                                  Title: President



                                  COFFEE PEOPLE, INC., an Oregon corporation



                                  By:    /s/ Alton W. McEwen
                                         --------------------------------------
                                  Name:  Alton W. McEwen
                                  Title: President and Chief Executive Officer

                                    EXHIBIT A

                Form of Letter Agreement with Company Affiliates



                              _______________, 1999



Diedrich Coffee, Inc.
2144 Michelson Drive
Irvine, California  92612


Ladies and Gentlemen:


         Reference is made to the provisions of the Agreement and Plan of Merger, dated as of ______________, 1999 (together with any amendments thereto, the "MERGER AGREEMENT"), among Diedrich Coffee, Inc., a Delaware corporation ("PARENT"), CP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("NEWCO") and Coffee People, Inc., an Oregon corporation ("COMPANY"), pursuant to which Newco will be merged with and into Company, with Company continuing as the surviving corporation (the "MERGER"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement.

         I understand that I may be deemed to be an "affiliate" of Company, as such term is defined for purposes of Rule 145 ("RULE 145") promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and that the transferability of the shares of common stock, par value $0.01 per share, of Parent (the "PARENT COMMON STOCK") which I will receive upon the consummation of the Merger in exchange for my shares of common stock, no par value per share, of Company (the "SHARES"), or upon exercise of certain options I hold to purchase Shares, is restricted. Nothing herein shall be construed as an admission that I am an affiliate.

         I hereby represent, warrant and covenant to Parent that:

              (a) I will not transfer, sell or otherwise dispose of any of the shares of Parent Common Stock except (i) pursuant to an effective registration statement under the Securities Act, or (ii) as permitted by, and in accordance with, Rule 145, if applicable, or another applicable exemption under the Securities Act; and

              (b) I will not (i) transfer, sell or otherwise dispose of any Shares prior to the Effective Time (defined in the Merger Agreement) or (ii) sell or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. L, "Codification of Financial Reporting Policies," Section 201.01 [47 F.R. 210281] (May 17, 1982)) with respect to any shares of Parent Common Stock until after such time (the "DELIVERY TIME") as financial results reflecting at least 30 days of post-merger combined operations of Parent and Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission; and

         I further understand that, in order to make more effective the provisions of the foregoing paragraph, Parent may delay delivery to me of certificates in respect of the shares of Parent Common Stock until the Delivery Time.

         I hereby acknowledge that except as otherwise provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, pledge or other disposition of the shares of Parent Common Stock or to take any other action necessary for the purpose of making an exemption from registration available.

         I understand that Parent will issue stop transfer instructions to its transfer agents with respect to the shares of Parent Common Stock and that a restrictive legend will be placed on the certificates delivered to me evidencing the shares of Parent Common Stock in substantially the following form:

                  "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom. Reference is made to that certain letter agreement dated _______, 1999 between the Holder and the Issuer, a copy of which is on file in the principal office of the Issuer which contains further restrictions on the transferability of this certificate and the shares represented hereby."

         Parent agrees to cause this legend to be removed from the certificates delivered to me evidencing the shares of Parent Common Stock promptly after the restrictions on transferability of the shares of Parent Common Stock are no longer applicable and after I surrender such certificates to the transfer agent with a request for such removal.

         The term Parent Common Stock as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Common Stock.

         I hereby acknowledge that the receipt of this letter by Parent is an inducement and a condition to Parent's obligation to consummate the Merger under the Merger Agreement and that I understand the requirements of this letter and the limitations imposed upon the transfer, sale or other disposition of the Shares and the shares of Parent Common Stock.



                                           Very truly yours,

                                           [AFFILIATE]

ACKNOWLEDGED AND ACCEPTED:

DIEDRICH COFFEE, INC.



By:
      -----------------------------------


Name:
      -----------------------------------

Title:
      -----------------------------------

                                    EXHIBIT B

                        Form Of Lock-up Letter Agreement

                                 March __, 1999



Diedrich Coffee, Inc.
2144 Michelson Drive
Irvine, CA 92612


Dear Sirs:


                  In consideration of the Agreement and Plan of Merger, dated as of March __, 1999 (together with any amendments thereto, the "MERGER AGREEMENT"), among Diedrich Coffee, Inc., a Delaware corporation ("PARENT"), CP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("NEWCO") and Coffee People, Inc., an Oregon corporation ("COMPANY"), pursuant to which Newco will be merged with and into Company, with Company continuing as the surviving corporation (the "MERGER"), The Second Cup Ltd., a corporation organized under the laws of Ontario, Canada ("Second Cup") hereby enters into this lock-up letter agreement ("LOCK-UP AGREEMENT") with Parent.

         The undersigned hereby agrees that it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option to purchase or otherwise transfer or dispose of any Parent Common Stock issued to Second Cup in the Merger, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any equity securities of Company issued to Second Cup in the Merger, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of equity securities of Company, other securities, cash or otherwise, of which the undersigned is now, or may in the future become, the beneficial owner within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         The undersigned understands that Parent will issue stop transfer instructions to its transfer agents with respect to the shares of Parent Common Stock and that a restrictive legend will be placed on the certificates delivered evidencing the shares of Parent Common Stock in substantially the following form:

                  "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom. Reference is made to that certain letter agreement dated _______, 1999 between the Holder and the Issuer, a copy of which is on file in the principal office of the Issuer which contains further restrictions on the transferability of this certificate and the shares represented hereby."

         The term of this Lock-Up Agreement shall be until the earlier to occur of (i) the first anniversary of the Closing Date or (ii) the sale by Parent's officers or directors of Parent Common Stock in the aggregate equal to 5% of the outstanding shares and options of Parent Common Stock held by such officers and directors in the aggregate on the date hereof. Unless indicated otherwise herein, capitalized terms shall have the defined meanings given under the Merger Agreement.


                                   Very truly yours,


                                   The Second Cup, Ltd.


                                   By:
                                         --------------------------------------

                                   Name:
                                         --------------------------------------

                                   Title:
                                         --------------------------------------





ACKNOWLEDGED AND ACCEPTED:

DIEDRICH COFFEE, INC.


By:
      --------------------------------------

Name:
      --------------------------------------

Title:
      --------------------------------------






                                      B-2